Exhibit 10.1

                    UNFUNDED DEFERRED COMPENSATION AGREEMENT

This agreement is made and entered into ___________, 2004, by and between County National Bank (hereinafter referred to as the "Bank") and ______________________ (hereinafter referred to as the "Director").

Recitals:

         A. Bank is a wholly-owned subsidiary of CN Bancorp, Inc., a one-bank holding company.

         B. Director has been duly elected to serve on the Board of Directors of the Bank.

         C. Bank wishes to provide a benefit to Director while he serves on the Board of Directors by providing a deferred compensation plan.

         D. Director wishes to defer payment of all of the Director's fees earned and payable from the period of January 1, 2005 through December 31, 2005.

In consideration of the services to be rendered by Director and the mutual promises contained herein, the parties agree as follows:

         1. Service. Director has been elected to Bank's Board of Directors and performs customary duties as a director during the term of this agreement. The term "service" shall refer to service while an active director. Service as a director emeritus or honorary director is not encompassed within the definition of "service" for purposes of this Agreement

         2. Deferred Compensation. Director elects to defer all of the Director fees earned and payable from January 1, 2005 through December 31, 2005.

         3. Voluntary Election. Director hereby enters into this Agreement as his/her voluntary act and deed. Director reserves the right to enter into similar deferred compensation agreements for subsequent calendar years if he/she remains on the Bank's Board of Directors.

         4. Credits to Account. A general ledger liability account shall be established for the purpose of reflecting Director's deferred compensation under this Agreement.

Unless Director has ceased service as a member of Bank's Board of Directors and until payment has been made pursuant to paragraph 5, the ledger liability account shall accrue interest at a rate equal to the rate being paid on the Bank's one year certificate of deposit account, plus 25 bpts as of December 31, 2004. Said interest will be computed based upon the deferred fee balance at the beginning of each month. Interest will not be compounded. Interest will be credited to the liability account at December 2005.

         5. Payment Provisions. Benefit payments will commence as noted in (a) below and Director makes the following election with respect to the method of benefit payments, as noted in (b).

                  (a) Time of Commencement. When Director's service on the Board of Directors is terminated, benefit payments shall be made in a lump sum twelve (12) months following Director's termination of service. If Director chooses as his/her method of payment the purchase of a joint and survivor annuity, said annuity will be purchased within ninety days of Director's termination of service.

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                  (b)      Method  of  Payment.   Director   hereby  elects  the
                           following method to be used in payment of deferred compensation which benefits are to commence:

                           _____ One lump sum

                           _____ By monthly payments that would be payable under an annuity that could be purchased from an issuer rated superior by A.M. Best (or, in the Bank's discretion, with an equivalent rating from another rating organization of similar reputation) for cash equal to the applicable amount of benefit. Bank will consult with Director, taking into account Director's wishes and desires regarding the terms and conditions of the annuity, prior to making that purchase.

Director's election, as set forth above, are subject to the following:

                  (c) The foregoing election (including any amended election permitted under paragraph 6 below) by Director shall also be applicable to all subsequent Unfunded Deferred Compensation Agreements entered into by Director and Bank for deferral of Director's fees. In any such subsequent Agreement, Director agrees to elect the same method of distribution as in effect with respect to previous Agreements.

                  (d) If Director has entered into a previous Unfunded Deferred Compensation Agreement for deferral of Director's fees, the payment options selected above must be the same method of distribution in effect with respect to all previous Agreements.

6. Amendments of Payment Options. Director may elect in writing to amend the payment option made under paragraph 5(b) above, subject, however, to all of the following conditions and restrictions:

                  (a) Any such amendment shall be effective only if made at least twelve months prior to the date on which
                           Director (or his/her designated beneficiary or beneficiaries) is first entitled to receive payments under paragraph 7 below; and

                  (b) The amendment will be effective only if consented to by Bank in writing; and

                  (c) Any such amendment must be made while Director is still serving on Bank's Board of Directors.

7. Benefits. The benefits to be paid as deferred compensation are as follows:

                  (a) Termination by Death. If Director's service hereunder is terminated by reason of death, Bank shall pay the deferred compensation account to the designated beneficiary or beneficiaries in a lump sum. If Director, having elected the lump sum method of payment, should die prior to payment of said sum, Bank shall pay the deferred compensation account in a single sum to the designated beneficiary or beneficiaries. Such payment shall be made within six months following Director's death.

                           If Director elected the annuity method of payment and the annuity has been purchased, the annuity contract will define benefits.

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                  (b)      Termination  by  Disability.  If  Director's  service
                           hereunder is terminated by reason of disability, Bank shall pay to him/her his/her deferred compensation account as elected in paragraph 5(b) above or as amended under paragraph 6 above. Such payment shall be made by lump sum within 12 months following Director's termination of service.


                  (c) Other Termination. If Director's service hereunder is terminated for reasons other than his/her death or disability, Bank shall pay to him/her his/her deferred compensation account as elected in paragraph 5(b) above or as amended under paragraph 6 above.

                           If Director, having elected the annuity method of payment, should die prior to the purchase of the annuity, his/her deferred compensation account will be paid by the Bank to Director's designated beneficiary or beneficiaries, in a lump sum payment. This payment will be made within six months following Director's death.

                  (d) Time of Payment or Commencement of Payment. Whenever payment of Director's deferred compensation account is to be made or commenced or an annuity purchased within a specific time period under paragraph 6 above, Bank shall have the sole right to select the particular date on which payment or purchase is to be made subject, however, to Director's elections under paragraphs 5 and 6 herein.

                  (e)      Designated   Beneficiary   or   Beneficiaries.    The
                           beneficiary or beneficiaries referred to in this paragraph 7 may be designated or changed by Director (without the consent of any prior beneficiary) on a form provided by Bank and delivered to Bank before death. If no such beneficiary or beneficiaries shall have been designated, or if no designated beneficiary or beneficiaries shall survive Director, Director's deferred compensation account, or the balance thereof, shall be paid to Director's estate in a lump sum within six months following Director's death, notwithstanding any other provision in this agreement to the contrary.

                  (f) Disability Determination. Director shall be deemed to have become "disabled" for purposes of this paragraph 7 if Bank shall find, on the basis of medical evidence satisfactory to Bank, Director is totally disabled (mentally or physically) from engaging in further service to Bank as an active director and that such disability will be permanent and continuous during the remaining lifetime.

8. No Trust. Nothing contained in the Agreement and no action taken pursuant to the provisions of this Agreement shall create or be construed to create a trust of any kind or a fiduciary relationship between Bank and Director, the designated beneficiary or beneficiaries, or any other person. To the extent that Director acquires a right to receive payments from Bank under this Agreement, such right shall be no greater than the right of any unsecured general creditor of Bank. The Bank's obligation under this Agreement shall be that of an unfounded and unsecured promise by Bank to pay money in the future.

9. No Assignment. The right of Director or any other person to the payment of deferred compensation or other benefits under this Agreement shall not be assigned, transferred, pledged or encumbered except by will or by the laws of descent and distribution, nor shall such deferred compensation or other benefits under this Agreement be subject to seizure for the payment of debts, judgments, alimony or separate maintenance owed by Director or his/her beneficiary or beneficiaries.

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10. Facility of Payment.  If Bank shall find that any person to whom any payment is payable under this Agreement is unable to care for his or her affairs because of illness or accident or is minor, any payment due hereunder may be paid (a) to the legally appointed guardian or conservator of the person, (b) to a custodian for the person under the Uniform Gifts to Minors Act, (c) to the person's spouse, (d) to the person's attorney in fact under a written power of attorney,
(e) by Bank directly for the benefit of the person, (f) to an adult relative or friend or to any other person deemed by Bank to have incurred expenses for such person otherwise entitled to payment. All such payments shall be in accordance with the applicable provisions of paragraph 7 herein. Any such payment shall be a complete discharge of the liabilities of Bank under this Agreement.

11. Tax Treatment. It is intended that any deferred compensation payable under this Agreement shall not be deemed salary or wages and shall not be included in Director's taxable income under federal and state law until it is actually received by Director. All provisions of this Agreement shall be construed consistent with said intent.

12. Bank's Powers and Liabilities. Bank, through its Board of Directors, shall have full power and authority to interpret, construe and administer this Agreement, and Bank's interpretations and construction thereof and actions thereunder, including any valuation of the deferred compensation account, or the amount, or the recipient of the payment to be made therefrom, shall be binding and conclusive on all persons for all purposes. Neither Bank nor any of its agents, officers, directors or employees shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Agreement unless attributed to there own willful misconduct or lack of good faith.

13. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Bank, its successors and assigns, and Director, and heirs, executors, administrators and legal representatives.

14. Governing Law. This Agreement shall be construed in accordance with a governed by the laws of the state of Maryland.

15. Compliance with Internal Revenue Code. It is intended and understood by the parties hereto that this Agreement complies with the provisions of the Internal Revenue Code and regulations in effect at the time of its execution. If, at a later date, the laws of the United States or the state of Maryland are construed in such a way as to make this Agreement void and of no effect, then this Agreement will be given effect in such manner as will best carry out the purposes and intentions of the parties.

16. Severability. If this Agreement should ever be interpreted by the Internal Revenue Service as ineffective with regard to deferral of Director's income and such interpretation shall become final and unappealable, then only those amounts in the deferred compensation account which would be treated as taxable income by the Internal Revenue Service at the time of such final determination will be paid over to Director. The remaining balance in the account at the time of such final determination shall be distributed to Director in accordance with paragraphs 5 and 7 above.

Dated this _____ day of __________, 2004.


                                         COUNTY NATIONAL BANK
                                         Glen Burnie, Maryland

                                         By______________________________

                                         Title___________________________


                                         DIRECTOR
                                         ________________________________


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